As filed with the Securities and Exchange Commission on July 16, 1996
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                               EVANS SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

            Texas                                              74-1613155
(State or other jurisdiction of                             (I.R.S. Employer
Incorporation or organization)                           Identification Number)

                               720 Avenue F North
                              Bay City, Texas 77404
                                 (409) 245-2424
                      ------------------------------------
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)

                              JERRIEL L. EVANS, SR.
                                    President
              Mailing Address: P.O. Box 2480, Bay City, Texas 77404
          Physical Address: 720 Avenue F. North, Bay City, Texas 77414
                        Telephone number: (409) 245-2424

      (Name, address and telephone number of agent for service of process)
                      ------------------------------------

                                   Copies to:

                            Robert H. Friedman, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                      ------------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                      ------------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

*                            CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                    Proposed          Proposed
                                                                     Maximum           Maximum
Title of Each Class of                            Amount to be   Offering Price       Aggregate
Securities to be Registered                        Registered     Per Share(1)    Offering Price(1)   Amount of Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value issuable upon the      412,500               $5.57      $2,297,625                     $792.29
exercise of warrants...........................
==================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act") based upon the per share average of high and low sales prices of the Common Stock on the Nasdaq National Market System on July 10, 1996.

PROSPECTUS

                               EVANS SYSTEMS, INC.

                         412,500 SHARES OF COMMON STOCK





         This Prospectus relates to 412,500 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of Evans Systems, Inc., a Texas corporation (the "Company"). The Shares may be offered by certain holders (the "Selling Stockholders") of presently exercisable warrants to purchase Common Stock following the exercise of such warrants. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders, but will receive amounts upon exercise of warrants which amounts will be used for working capital. The Company has agreed to bear certain expenses (other than selling commissions and fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

         The Shares may be offered by the Selling Stockholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or though broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). To the extent required, the specific Shares to be sold, the names of the holders, the public offering price, the names of such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         The Company's Common Stock is traded on the Nasdaq National Market System ("Nasdaq") under the symbol ("EVSI"). On July 10, 1996, the closing bid price for the Common Stock on Nasdaq was $5-1/4.

- --------------------------------------------------------------------------------

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
                            RISK. SEE "RISK FACTORS,"
                               LOCATED AT PAGE 3.

- --------------------------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  THE DATE OF THIS PROSPECTUS IS JULY ___, 1996

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates in this Prospectus by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"): (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  registration of its Common Stock under
Section 12(g) of the Exchange Act filed on July 15, 1993, is incorporated by reference into this Prospectus and shall be deemed to be a part thereof.

         Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to the Company, P.O. Box 2480, Bay City, Texas 77404, Attention: J.L. Evans, Jr., telephone number (409) 245-2424.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY BEFORE MAKING AN INVESTMENT DECISION.

                                 BUSINESS RISKS

         DEPENDENCE ON KEY PERSONNEL. The Company's future success depends in large part on the continued service of its key personnel. In particular, the loss of the services of J.L. Evans, Sr., President and Chief Executive Officer, Charles, N. Way, Vice President and Chief Financial Officer, David L. Deerman, President of ChemWay Systems, Inc. ("ChemWay") and James B. Grover, President of EDCO Environmental Systems, Inc. ("EDCO"), could have a material adverse effect on the operations of the Company. The Company has key-man life insurance on the lives of each of Messrs. Evans, Deerman and Grover in the amount of $1,362,390, $1,000,000 and $1,000,000, respectively, with the Company named as the sole beneficiary. The Company has employment agreements with Messrs. J.L. Evans, Sr., David L. Deerman and James B. Grover which expire on September 30, 1998, September 30, 1997 and September 30, 1997, respectively. The Company's future success and growth also depends on its ability to continue to attract, motivate and retain highly qualified employees, including those with the expertise necessary to operate the business of the Company. There can be no assurance that the Company will be able to attract, motivate and retain such persons.

         COMPETITION. The Company competes with other companies in petroleum marketing, convenience store operations, automotive after-market products, and environmental remediation. Each of these businesses is highly competitive and includes competitors with significantly greater resources and better brand-name recognition than the Company. Gasoline profit margins have a significant impact on the Company's earnings. The profit margins are often influenced by factors beyond the Company's control, such as volatility in the wholesale gasoline market, and are continually influenced by competition. The high degree of competition in the convenience store business has resulted in bankruptcies and reorganizations for a number of companies in recent years. Key competitive factors in convenience store operations include, among others, location, store management, product selection, pricing, hours of operation, store safety, cleanliness, and product promotions and marketing. In addition, the environmental remediation industry is growing and will continue to face increasing competition as more companies enter the business. There can be no assurance that the Company will be able to compete successfully in any of these businesses in the future.

         CONTROL BY MANAGEMENT. The directors and officers of the Company beneficially own approximately 57.3% of outstanding shares of the Common Stock, including shares issuable upon exercise of presently exercisable warrants. Accordingly, the Company's management, acting together, are in a position to effectively control the Company, elect all of the Company's directors and generally direct the affairs of the Company. There is no provision for cumulative voting of directors.

         GOVERNMENT REGULATION AND POTENTIAL LEGISLATION. The Company is subject to numerous federal, state and local laws, regulations and ordinances. In addition, various federal, state and local legislative and regulatory proposals are made from time to time to, among other things, increase the minimum wage payable to employees, and increase taxes on, and regulation of, the retail sale of certain products, such as tobacco products and alcoholic beverages. Changes to such laws, regulations or ordinances may adversely affect the Company's performance by increasing the Company's costs or affecting its sales of certain products.

         SHARES ELIGIBLE FOR FUTURE SALE. The sale, or availability for sale, of substantial amounts of Common Stock in the public market pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. As of June 30, 1996, a total of approximately 1,640,996 shares of the Company's Common Stock outstanding are "restricted securities" a term that is defined under Rule 144 of the Securities Act of 1933. In addition, any unregistered shares issued upon the exercise of outstanding stock options and warrants, will also be restricted securities. Under certain circumstances such restricted securities may be sold without registration from time to time pursuant to Rule 144. The Company is unable to predict the effect that sales of Common Stock made under Rule 144 or upon the registration of Common Stock may have on the then prevailing market price of the Common Stock, although it is likely that such sales of a substantial number of shares would have an adverse affect on the market price of the Common Stock.

         NARROW  MARGINS  FOR  REFINED  PETROLEUM   PRODUCTS  AND  MARKET  SHARE
CONFLICTS. The distribution of refined petroleum products by the Company is extremely competitive, with narrow margins, requiring constant, careful attention, supervision and controls. Management has limited control over the competitive pricing of petroleum products. Foreign producers and refiners of petroleum products may from time to time materially affect the available supply of petroleum products, which could affect pricing and margins. Also, major oil companies, concerned with maintaining or increasing their respective market shares, sometimes depress prices and margins to attain or sustain product volume. These practices impact the earnings and operations of independent distributors such as the Company from time to time.

         NO DIVIDENDS. The Company has not paid dividends on its Common Stock since 1993. The Company currently intends to retain earnings, if any, for use in the business and does not anticipate paying any dividends to its shareholders in the foreseeable future. Additionally, the Company's loan agreement with its bank includes a restriction prohibiting the payment of dividends.

         COSTS OF ENVIRONMENTAL COMPLIANCE. The Company incurs ongoing costs to comply with federal, state and local environmental laws and regulations, particularly the comprehensive regulatory programs governing underground storage tanks ("USTs") used in the Company's gasoline operations. In addition, in the ordinary course of business, the Company periodically detects releases of gasoline or other regulated substances from USTs it owns or operates. In the past three fiscal years ended September 30, 1995, the Company recorded expenses which averaged approximately $59,000 annually, net of the reimbursements from state trust fund programs, for assessment and remediation activities in connection with releases into the environment of regulated substances from USTs at the Company's current or former gasoline facilities. The Company accrues its estimates of all costs to be incurred for assessment and remediation at the time they become known. These accruals are adjusted if and when new information becomes known. Due to the nature of such releases, the actual costs incurred may vary from these estimates, and the ongoing costs of assessment and remediation activities may vary significantly from year to year.

         In addition, federal and state regulatory programs mandate that all existing USTs be upgraded or replaced by December 22, 1998 to meet certain environmental protection requirements. The Company presently estimates that in addition to the Company's assessment and remediation costs discussed above, it will make aggregate capital expenditures of approximately $1,100,000 over the next three fiscal years to comply with upgrading and other UST regulatory requirements. The actual costs incurred may vary substantially from these estimates.

         GOVERNMENT MANDATED DEMAND FOR ENVIRONMENTAL SERVICES. The demand for services of EDCO Environmental including the installation and removal of underground storage tanks and remediation services is largely mandated by environmental legislation and administrative rules and decisions resulting therefrom. Federal and State regulatory programs have established certain improvements necessary for continued use of motor fueling facilities including a mandate that all existing USTs be upgraded or replaced by December 22, 1998 to meet certain environmental protection requirements. In addition, the business of ESI Refrigerant Management Services, a wholly owned subsidiary of the Company, is also dependent on continued regulation of the production use and dispositions of refrigerants containing chloroflourocarbons ("CFC's") and hydroflourocarbons ("HCFC's"). Should the regulatory programs ease the burdens of such requirements or minimize enforcement activities related thereto, the demand for the Company's remediation and refrigerant management services would significantly drop. Also, many compliance items contain deadlines for adherence to established regulations. Any action which postpones or terminates these deadlines may adversely affect the anticipated volume of business.

         PRODUCT PHASE-OUTS. Aerosol products, which constitute a large portion of ChemWay's business, are subject to government mandated changes, replacements, and withdrawals under the supervision of the EPA and various state agencies. Also, organized environmental groups are actively promoting the total phase out of those substances that cause any depletion of the stratospheric ozone layer. R-12 refrigerant, used in automobile air conditioning systems, is being progressively phased out pursuant to the Montreal Convention, and scheduled to be completely replaced with H-134A. The Company believes it has sufficient sources and markets to maintain combined total future sales of R-12 and H-134A during the replacement period, but that it will also face similar circumstances with respect to various products in future years.

         PRODUCT OBSOLESCENCE. ChemWay's products are also subject to phase-out due to product obsolescence or replacements arising out of further research, government requirements or advances in chemical knowledge.

         CHEMICAL MANUFACTURING HAZARDS. ChemWay produces automotive chemical products in its plant at Bay City, Texas with ingredients which could become the cause of accidents. Some of its products are highly flammable. Although the Company takes precautions and has never experienced a fire or other conflagration, its manufacturing operations are subject to continuing risks.

         POTENTIAL ACCIDENTS. The Company and its affiliates own and operate a petroleum terminal, docks, gasoline storage tanks, fleets of tank trucks, gasoline mixing facilities as well as wholesale and retail outlets for refined petroleum products. The presence of flammable and combustible products at these facilities provides the potential for fires and explosions which could destroy property and human life. These products, almost all liquids, also have the potential to impose environmental damage if released.

         NATURAL DISASTER. The Company's operations are principally located along the Texas Gulf coast which is subject to natural disasters such as hurricanes and tornadoes. Operations of the Company's terminal near Bay City, Texas were interrupted by flooding of the Colorado river in 1991. The movement of a major storm through this area could disrupt continued operations and significantly affect the Company's ability to generate revenues.

         LOSS OF REMEDIATION FUNDING. Much of the environmental remediation work is financed with funding provided in Texas by the

Texas Water Commission ("TWC") through gasoline fees. The loss of remediation funds available to tank owners/operators would also significantly affect the volume of anticipated business for environmental work.


                               ENVIRONMENTAL RISKS

         The Company's operations, which include (i) distribution and jobbing, at wholesale and retail, of refined petroleum products, (ii) development, production and marketing of aerosol and liquid chemical products for automobiles, (iii) refrigerant recovery and reclamation services and (iv) investigation, remediation, construction, and replacement of soil, storage tanks, piping, and other surface and underground facilities (collectively the above operations are referred to as "Regulated Environmental Activities") are subject to a variety of United States, federal, state and local laws, rules and regulations governing the storage, transportation, manufacture, use, discharge, release and disposal of product and contaminants into the environment or otherwise relating to the protecting of the environment. These regulations include, among others, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act of 1970, as amended (the "Clean Air Act"), the Clean Water Act of 1972, as amended (the "Clean Water Act"), the Toxic Substances Control Act of 1976 ("TSCA"), the Emergency Planning and Community Right-to-Know Act ("EPCRA"), the Occupational Safety and Health Administration Act ("OSHA"), the Texas Clean Air Act, the Louisiana Environmental Quality Act, Louisiana Air Pollution Control Regulations, the Texas Solid Waste Disposal Act ("TSWDA"), the Texas Water Code, and the Texas Oil Spill Prevention and Response Act of 1991 ("OSPRA"). The Company's Regulated Environmental Activities, by their very nature, give rise to the potential for substantial environmental risks including:

         RISK OF RELEASE OF PETROLEUM AND RELATED PRODUCTS AND WASTES. The accidental or unintended release or discharge of petroleum and related products and wastes which results from normal activities at barge facilities, tank farms and service stations and during the transportation or manufacture of such products and wastes, or the release or discharge of such products or waste in excess of permitted levels, may occur despite the stringent operational controls and procedures established by the Company. Releases or discharge of such petroleum and related products and associated wastes could contaminate the environment. Such releases or discharges may give rise to potential liability under the environmental laws, rules and regulations of the United States, states, and local jurisdictions relating to contamination or threat of contamination of air, soil, groundwater and surface waters. Such liability could expose the Company to fines or other penalties, both civil and criminal, and could result in the Company being required to institute extensive cleanup and remediation activities.

         RISK OF VIOLATION OF ENVIRONMENTAL REGULATIONS. The Company is subject to numerous environmental laws, rules an regulations covering its Regulated Environmental Activities. The Company's failure to comply with any applicable environmental regulations, whether or not intentional, can give rise to fines, penalties and sanctions, including criminal charges against employees and management, and may under certain circumstances require the closure of such non-complying facilities.

         RISK OF FUTURE ENVIRONMENTAL REGULATIONS. The environmental laws, rules and regulations which cover the Company's Regulated Environmental Activities continue to evolve. Stricter environmental regulations and controls or modified environmental regulations and controls could impose added costs upon the operations of the Company, or cause the manufacture, storage, transportation or sale of the Company's products to become either unprofitable or potentially illegal.

         RISK TO THE ENVIRONMENTAL HEALTH AND SAFETY OF PERSONS. Exposure of the Company's employees or the public to certain petroleum or hazardous chemicals and related products or wastes, could result in damage to human health and safety, and give rise to liability to the Company, thereby impacting the economic value of the Company.

         RISK OF THIRD PARTY ENVIRONMENTAL LIABILITY RESULTING FROM ENVIRONMENTAL SERVICES PROVIDED BY THE COMPANY. The performance of environmental investigation, analysis and remediation services by the Company may create a risk of both short term as well as long term liabilities for the Company. While the Company endeavors to protect itself from such claims by limiting the types of services it provides, operating pursuant to contracts designed to protect the Company, instituting quality control operating procedures and, where appropriate, insuring against such claims, the Company cannot eliminate the risk of potential third party liability. As the public's environmental awareness increases, scientific knowledge expands and regulatory requirements multiply, the Company's Regulated Environmental Activities could be the subject of future additional or expanded risks of third party liability.

         RISKS RELATING TO ENVIRONMENTAL REIMBURSEMENT PROCEDURES. Certain of the Company's Regulated Environmental Activities, such as leaking petroleum storage tank remediation, give rise to a potential for reimbursement of all or a portion of the amounts expended from applicable governmental reimbursement programs. Such reimbursement programs are subject to changes in applicable statutes or the interpretation of the law, which could alter the timing or availability of reimbursement funds to the Company and its third party clients.

                                   THE COMPANY

         Evans Oil Company, Inc. was incorporated in Texas in October 1968. In September 1992, the Company changed its name to Evans Systems, Inc. and has continued its existence under the laws of the State of Texas. The Company currently engages in wholesale and retail distribution of refined petroleum products, convenience store operations, producing and marketing automotive after-market products and providing environmental remediation services.

         The Company's petroleum marketing segment currently sells motor fuels through 211 retail outlets primarily on the Texas Gulf Coast and in Southwestern Louisiana. Petroleum marketing requires demanding service and cost-effective performance. The Company has achieved success by focusing on careful supervision of personnel and maintenance of corporate equipment and facilities. The Company believes that being a multi-brand distributor of petroleum products gives the Company a competitive advantage of flexibility in placing the proper brand for a location. The Company has agreements to distribute petroleum products of well known companies including Citgo, Diamond Shamrock, Texaco, Chevron, Phillips 66, American Petrofina and Exxon. The petroleum marketing segment also supplies equipment to independently-owned convenience stores and is one of the two master distributorships of Amoco lubricants in Texas.

         Convenience store operations of the Company currently includes 43 stores. The stores merchandise a variety of food and non-food items and most of the Company's stores also sell petroleum on a self-serve basis. Convenience stores are a retail service- orientated industry which emphasizes location and convenience above price and other competitive concerns. During 1995 the Company entered into co-branding agreements with Blimpie(R) International and Taco Bell(R) to add fast food facilities to its convenience stores.

         ChemWay, a wholly-owned subsidiary of the Company researches, develops, produces and markets a full-line of automotive after- market products. ChemWay products are currently marketed in 48 states, Mexico and Canada and are also sold under private labels which include Hi-Lo Auto Supply L.P., Davidson Oil Co. and Clark Refining and Marketing, Inc.

         In August, 1995 ChemWay purchased ESI Refrigerant Management Services ("ESI") to provide high-speed reclamation of low and high pressure refrigerants. The acquisition of ESI has enabled the Company to compete in the CFC refrigerant business which includes supplying refrigerants, analytical testing and reclamation of used refrigerants. The Company also offers refrigerant banking along with container and storage services.

         EDCO, another wholly-owned subsidiary of the Company is engaged in servicing owners of UST's. EDCO's services include the removal of leaking and outdated USTs, related construction, the provision of soil and groundwater remediation services, the sale and installation of USTs, fuel dispensing equipment and automatic tank gauge systems for USTs. EDCO also conducts site assessments and engages in environmental engineering and consulting. EDCO has the exclusive right to market Clean-Age Minerals, Inc.'s Matrix CA- 6 product in certain geographical areas along the Texas and Louisiana Gulf Coast. Matrix CA-6 is a natural mineral-based product used in the remediation of listed hazardous waste.

         The Company's executive offices are located at 720 Avenue F North, Bay City, Texas 77414. The telephone number of the Company is (409) 245-2424.

                                 USE OF PROCEEDS

         No net proceeds will be realized by the Company from the sale of the Shares offered hereby by the Selling Shareholders. The Company will, however, receive the exercise price of the Warrants when exercised by the holders thereof. Such proceeds will be used for working capital and other corporate purposes by the Company.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the Selling Stockholders. Except as set forth below, none of the Selling Stockholders has had a material relationship with the Company during the past three years.

                                           No. of Shares of
                                             Common Stock            No. of
                                          Beneficially Owned         Shares         Shares Beneficially Owned
       NAME                                Prior to Offering      Offered (1)             After Offering
- ------------------                     -------------------------  -----------    -------------------------------
                                                                                   Number               Percent
                                                                                   ------               -------
                                                                                                        (2)
                                                                                                        ---
Angel Munoz...........................          50,000             50,000              0                   0

Cyndel & Co., Inc.(3).................         100,000            100,000              0                   0

Chatfield Dean & Co., Inc.(4).........         120,000            120,000              0                   0

Carl W. Schafer(5)....................          13,500              7,500          6,000                   *

Darlene Jones(6)......................         221,519             45,000        176,519                  5.4

Charles N. Way(7).....................          48,931             45,000          3,931                   *

J.L. Evans, Jr.(8)....................         191,949             22,500        169,449                  5.2

Terry W. Evans (9)....................         191,565             22,500        169,065                  5.2

- ---------------------------
         * Less than 1%

(1) Consists solely of Common Stock issuable upon the exercise of currently exercisable warrants.
(2) Excludes treasury shares and assumes the issuance of an aggregate of 412,500 shares of Common Stock offered hereby upon the exercise of warrants.
(3) Cyndel & Co., Inc. is a consultant to the Company which advises the Company on management matters and potential candidates for mergers and acquisitions.
(4) Chatfield Dean & Co., Inc. was the underwriter during the Company's initial public offering in July, 1993.
(5)      Mr. Schafer is a director of the Company.
(6)      Ms. Jones is a director and Treasurer of the Company.
(7) Mr. Way is a director, Vice President and Chief Financial Officer of the Company.
(8)      Mr. Evans is the Vice President of corporate relations of the Company.
(9) Mr. Evans is the manager of terminal operations for a subsidiary of the Company.

         There is no assurance that the Selling Stockholders will exercise their warrants or, if exercised, will otherwise opt to sell any of the Shares offered hereby. To the extent required, the specific Shares to be sold, the names of the Selling Stockholders, other additional shares of Common Stock beneficially owned by such Selling Stockholder, the public offering price of the Shares to be sold, the names of any agent, dealer or underwriter employed by such Selling Stockholder in connection with such sale, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         The Shares covered by this Prospectus may be sold from time to time so long as this Prospectus remains in effect; provided, however, that the Selling Stockholder is first required to contact the Company's Corporate Secretary to confirm that this Prospectus is in effect. Since a Selling Stockholder may be liable if he sells Shares when this Prospectus is not in effect, the Company requires each Selling Stockholder to contact it to confirm that this Prospectus is then in effect prior to any sale of Shares. The Selling Stockholders expect to sell the Shares at prices then attainable, less ordinary brokers' commissions and dealers' discounts as applicable.

         The Selling Stockholders and any broker or dealer to or through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Common Stock offered hereby, and any profits realized by the Selling

Stockholders or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Selling Stockholder are not expected to exceed normal selling expenses for sales over-the-counter or otherwise, as the case may be. The registration of the Shares under the Securities Act shall not be deemed an admission by the Selling Stockholders or the Company that the Selling Stockholders are underwriters for purposes of the Securities Act of any Shares offered under this Prospectus.


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

         This Prospectus covers 412,500 Shares of the Company's Common Stock issuable upon the exercise of presently exercisable warrants by the Selling Stockholders. All of the Shares offered hereby are being sold by the Selling Stockholders. The securities covered by this prospectus may be sold under Rule 144 instead of under this Prospectus. The Company will realize no proceeds from the sale of the Shares by the Selling Stockholders, but will receive amounts upon exercise of the warrants, which amounts would be used for working capital and general corporate purposes.

         The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. The Selling Stockholders may sell the Shares offered hereby from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Selling Stockholders and any broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders will pay any transaction costs associated with effecting any sales that occur.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Stockholders.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of shares of Common Stock by the Selling Stockholders.

         The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Stockholders are not restricted as to the number of Shares that may be sold at any time, and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of the Company's Common Stock.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Stockholders.


                                  LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for the Company and the Selling Stockholders by Olshan Grundman Frome & Rosenzweig LLP, New York, New York.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024,

Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 upon payment of the fees prescribed by the Commission. In addition, reports, proxy statements and other information concerning the Company (symbol: EVSI) can be inspected and copied at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed.

         The Company has also filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

No dealer, salesman or any other person is authorized to give any information or to make any representations in connection with this offering not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Securities offered by this Prospectus or an offer by any person in any jurisdiction where such an offer or solicitation is not authorized or is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to its date.




                                TABLE OF CONTENTS

                                                                    PAGE


Incorporation of Certain Documents
  By Reference.........................................                2
Risk Factors..........................................                 3
The Company............................................                9
Use of Proceeds........................................               10
Selling Stockholders...................................               10
Transfer Agent and Register............................               12
Plan of Distribution...................................               12
Legal Matters..........................................               13
Available Information..................................               13












                               EVANS SYSTEMS, INC.


                         412,500 SHARES OF COMMON STOCK












                                   PROSPECTUS









                                 July ___, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by the Company in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates.

SEC registration fee.......................................           $ 729.29
Nasdaq listing expenses....................................           8,250.00
Printing expenses..........................................           5,000.00
Legal fees and expenses (including Blue
Sky).......................................................          12,000.00
Accounting Fees and Expenses...............................           1,200.00
Miscellaneous..............................................           1,000.00
         Total.............................................         $28,242.29
                                                                    ==========



ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Ten of the Company's Articles of Incorporation eliminates personal liability of the Company's directors to the Company or its shareholders for monetary damages or any action taken or omitted to be taken in the performance of his duties to the fullest extent permitted under Texas law.

         Section 2.02-1 of the Texas Business Corporation Act provides as follows:

         B. A corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:
         (1) conducted himself in good faith;
         (2) reasonably believed:
         (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and
         (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and
         (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         C. Except to the extent permitted by section E of this article, a director may not be indemnified under Section B of this article in respect of a proceeding:
         (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or
         (2) in which the person is found liable to the corporation.

         D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

         E. A person may be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         F. A determination of indemnification under Section B of this article must be made:
         (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;
         (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;
         (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or
         (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

         G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section F of this article for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section B of this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

         H. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

         J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

         K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

         L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

         M. A provision for a corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with Section R of this article, is valid only to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

         N. Notwithstanding any other provision of this article, a corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         O. An officer of the corporation shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this article.

         P. A corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this article.

         Q. A corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

         R. A corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or any other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

         S. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of this Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

         T. For purposes of this article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

         U. The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under Section H, I, J, O, P, or Q of this article.

         See Item 17(a) below for information regarding the position of the Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended. The Company does not maintain a directors and officers insurance policy.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits:

EXHIBIT NO.

*4.1                Form of Common Stock Certificate.
 5.1                Opinion of Olshan Grundman Frome & Rosenzweig LLP
                    with respect to legality of the Common Stock.
23.1                Consent of Olshan Grundman Frome & Rosenzweig LLP,
                    included in Exhibit No. 5.
23.2                Consent of Price Waterhouse LLP.
24.1                Power of Attorney, included on the signature page to
                    this Registration Statement.

- -----------------
* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, filed with the Commission on July 16, 1993 (Commission File No. 33-62684).



ITEM 17.  UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bay City, State of Texas on the 16th day of July, 1996.

                                        EVANS SYSTEMS, INC.



                                        By: /S/ JERRIEL L. EVANS, SR.
                                            -------------------------
                                                Jerriel L. Evans, Sr.
                                                Chairman of the Board and Chief
                                                Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J.L. EVANS, SR. and CHARLES N. WAY, his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                      DATE

/S/ JERRIEL L. EVANS, SR.            Chairman of the Board
- ----------------------------------   and Chief Executive          July 16, 1996
Jerriel L. Evans, Sr.                Officer


/S/ CHARLES N. WAY                   Vice President and Chief
- ----------------------------------   Financial Officer            July 16, 1996
Charles N. Way

/S/ MAYBELL H. EVANS                 Director                     July 16, 1996
- ----------------------------------
Maybell H. Evans


/S/ DARLENE E. JONES                 Director                     July 16, 1996
- ----------------------------------
Darlene E. Jones

/S/ DAVID L. DEERMAN                 Director                     July 16, 1996
- ----------------------------------
David L. Deerman

/S/ JAMES B. GROVER                  Director                     July 16, 1996
- ----------------------------------
James B. Grover

/S/ CARL W. SCHAFER                  Director                     July 16, 1996
- ----------------------------------
Carl W. Schafer

/S/ PETER J. LOSAVIO, JR.            Director                     July 16, 1996
- ----------------------------------
Peter J. Losavio, Jr.